As filed with the Securities and Exchange Commission on May 8, 2003
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 8, 2003

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500
San Diego, California 92108
(Address of principal executive office)

Issuer's telephone number: (619) 297-8505

Item 5. Other Events.

On May 8, 2003, Royale Energy released the attached press release reporting first quarter earnings and a 15% stock dividend, payable in four quarterly payments to shareholders of record on the last day of each quarter beginning June 30, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. 99.1. Press Release dated May 8, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: May 8, 2003	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Executive Vice President and Chief Financial Officer